STOCK REDEMPTION AGREEMENT

            THIS STOCK REDEMPTION AGREEMENT is made to be effective as of November 17, 1998, by and between TROLLEY BARN BREWERY, INC., a Tennessee corporation ("Trolley"), TBB ACQUISITION GROUP, INC. ("TBAG"), TBB HOLDING COMPANY, INC. ("TBB Holding") and ROCK BOTTOM RESTAURANTS, INC., a Delaware corporation ("Rock Bottom").

                                  BACKGROUND

            On June 4, 1996, Trolley, TBAG and TBB Holding (collectively, the "Trolley Companies") established a business relationship with Rock Bottom and entered into a Stock Purchase Agreement in which Rock Bottom purchased all of the outstanding shares of TBAG. As of the date of this Agreement, Rock Bottom owns all of the issued and outstanding shares of common stock of TBAG (the "Shares").

            The Trolley Companies have also entered into various agreements with Rock Bottom relating to the Shares and the development and operation of restaurants and brew pubs under certain licensed trademarks and service marks owned by Rock Bottom. These agreements include the following (collectively referred to as the "Existing Agreements"):

            (a) Stock Purchase Agreement dated June 4, 1996, between Rock Bottom, TBAG, Trolley, and TBB Holding ("Stock Purchase Agreement").

            (b) Shareholder Agreement, dated June 28, 1996, between Trolley, Rock Bottom, TBAG and TBB Holding.

            (c) Escrow Agreement dated June 28, 1996, between Trolley, Rock Bottom, TBAG and TBB Holding ("Escrow Agreement").

            (d) Option Agreement dated July 1, 1996 between Trolley, Rock Bottom, TBAG and TBB Holding granting to Rock Bottom and TBAG the option to purchase stock of TBB Holding.

            (e) License and Development Agreement dated July 1, 1996 between Rock Bottom and Trolley.

            (f) Operations Agreement dated July 1, 1996 between Rock Bottom and Trolley.

            (g) Assignment of Inventions and Non-Disclosure Agreement dated July 1, 1996 and executed by Tim P. Hennen, Trolley and Rock Bottom.


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            (h)   Non-Competition, Assignment of Inventions and Non-Disclosure
                  Agreement dated July 1, 1996 and executed by Robert A. Gentry, Trolley and Rock Bottom.

            Trolley and Rock Bottom have agreed to end their business relationship. As a consequence, Trolley has agreed to purchase and Rock Bottom has agreed to sell, all of the Shares to Trolley. The parties hereto have also agreed to terminate all of the Existing Agreements. The parties will enter into a new licensing agreement which grants to Trolley the right to continue using the "Rock Bottom" trademarks and service marks at the Atlanta, Georgia and Charlotte, North Carolina locations and the "Sing Sing" trademark and service marks at the Chattanooga, Tennessee location.

                                   AGREEMENT

            NOW THEREFORE, it is agreed by the parties as follows:

            1. STOCK TRANSFER. Subject to the terms and conditions of this Agreement, Trolley agrees to purchase, and Rock Bottom agrees to sell to Trolley, the Shares owned by Rock Bottom.

            2. PURCHASE PRICE. The purchase price for the Shares will be Seven Million Dollars ($7,000,000) payable to Rock Bottom in cash at Closing.

            3. CLOSING. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Baker, Donelson, Bearman & Caldwell, P.C., 1800 Republic Centre, 633 Chestnut Street, Chattanooga, Tennessee 37450-1800 on November 17, 1998 or such other date as the parties mutually agree upon ("Closing Date"). Failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

            4. TERMINATION OF EXISTING AGREEMENTS. Effective as of the Closing Date, the Existing Agreements shall terminate in accordance with the terms and conditions of a termination agreement which shall be entered into by all necessary parties (the "Termination Agreement").

            5. RELEASE OF ESCROWED SHARES. Immediately upon the termination of the Escrow Agreement, the 45,208 shares of Rock Bottom stock currently held in escrow by Mountain View Title, LLC as Escrow Agent under the terms of the Escrow Agreement as security for the indemnity provisions contained in the Stock Purchase Agreement, dated June 4, 1996, shall be released to the record holders thereof.


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


            6. RELEASE OF GUARANTIES. Effective as of the Closing Date, Rock Bottom will be released from all existing Guaranties in which Rock Bottom guarantees the repayment of Trolley's indebtedness to NationsBank of Tennessee, N.A. (the "Guaranties").

            7. LICENSE AGREEMENT. The parties shall enter into a license agreement, to be effective as of the Closing Date, for the continued right to use the trade name of "Rock Bottom" and certain other related trade marks in the operation of the restaurants and brew pubs owned by Trolley in Atlanta, Georgia and Charlotte, North Carolina (the "License Agreement"). Trolley's right to use such trademarks and service marks shall be subject to and be governed by the terms and conditions of the License Agreement.

            8. RELEASE AGREEMENT. The parties shall enter into a mutual release whereby each party thereto generally releases the others from all liabilities which any party may have and specifically releases the others from all liabilities related to the trade secrets shared during the joint venture between Trolley and Rock Bottom (the "Mutual Release").

            9. REMOVAL OF RESTRICTIVE LEGENDS. Rock Bottom shall remove the restrictive legends on all shares of Rock Bottom stock held in escrow (as referenced in Section 5) and held of record by TBB Holding shareholders; provided, however, that those shares of Rock Bottom held by shareholders who are currently "affiliates" within the meaning of Rule 144 of the Securities Act of 1933 shall retain the restrictive legend in accordance with Rule 144(k) until 90 days after the date on which such shareholders cease to be "affiliates", at which time, Rock Bottom shall remove such restrictive legends.

            10.   CLOSING OBLIGATIONS AND DELIVERIES.  At the Closing:

                  (a)   Rock Bottom will deliver to Trolley:

                        i. certificates representing the Shares duly endorsed for transfer to Trolley;

                        ii. TBAG minute books, stock records, bank account records, and applicable tax filings, if any;

                        iii. resignation letters from Rock Bottom appointed directors of Trolley and its affiliates;

                        iv. except as referenced in Section 9 above, share certificates for shares of Rock Bottom stock held in escrow (as referenced in Section 5) which have had all restrictive legends removed; and


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


                        v. a fully executed License Agreement, Mutual Release and Termination Agreement.

                  (b) Trolley will deliver to Rock Bottom:

                        (i) purchase price by wire transfer or cashier's check;

                        (ii)  evidence of termination of the Guaranties; and

                        (iii) a fully executed License Agreement, Mutual
                              Release and Termination Agreement.

            11. REPRESENTATIONS AND WARRANTIES OF ROCK BOTTOM. Rock Bottom represents and warrants to the Trolley Companies, as of the date hereof and the Closing Date, as follows:

                  (a) ORGANIZATION AND GOOD STANDING. Rock Bottom is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. Rock Bottom has full power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

                  (b) AUTHORITY; NO CONFLICT. This Agreement constitutes the legal, valid, and binding obligation of Rock Bottom, enforceable against Rock Bottom in accordance with its terms. Rock Bottom has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement and no approval of any person or entity is necessary in connection with the sale of the Shares by Rock Bottom.

                  (c) CAPITALIZATION. The Shares consist of 750 shares of common stock of TBAG which constitute all of the issued and outstanding common stock of TBAG. Rock Bottom is and will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear (upon the effectiveness of the Termination Agreement) of all liens and encumbrances, restrictions on transfer, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Rock Bottom is not a party to any options, warrants, purchase rights, or other contracts or commitments that could require it to sell, transfer, or otherwise dispose of any capital stock of TBAG (other than this Agreement or Existing Agreements). There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to TBAG. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of TBAG (other than the Existing Agreements). There are no classes of stock other than the common stock.

                  (d) EXECUTION OF THIS AGREEMENT AND TRANSFER OF SHARES. This Agreement has been duly executed and delivered by Rock Bottom. The delivery of the stock certificates at Closing duly endorsed for transfer by Rock Bottom to Trolley accompanied by payment of the


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


purchase price for the Shares by Trolley to Rock Bottom will give Trolley full legal title to the Shares, free and clear of all liens, encumbrances, charges, equities, adverse claims or restrictions whatsoever.

                  (e) NO CLAIMS AGAINST TBAG. Rock Bottom does not have any knowledge of any claims of any type or kind against TBAG, either asserted or unasserted.

                  (f) DISCLOSURE. Rock Bottom does not have any knowledge of any claims, potential claims or other liabilities, absolute or contingent, or any litigation, proceeding, judgment, order or decree pending or threatened against TBAG to which TBAG is a party, by any person, firm, corporation or association, or before any public body or agency or authority.

                  (g) TITLE TO ASSETS. TBAG is the record and beneficial owner of 750 shares of common stock of Trolley, free and clear (upon the effectiveness of the Termination Agreement) of all liens and encumbrances, restrictions on transfer, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. TBAG neither holds nor owns any other assets.

                  (h) NON-CONTRAVENTION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Rock Bottom or any of its subsidiaries or TBAG, is subject or any provision of the certificate of incorporation or bylaws of Rock Bottom or any of its subsidiaries or TBAG, or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Rock Bottom or any of its subsidiaries or TBAG is a party or by which any of them is bound or to which any of their assets is subject (other than the Existing Agreements).

                  (i) REPRESENTATIONS AND WARRANTIES TO BE TRUE AT CLOSING. All representations and warranties of Rock Bottom shall be true and correct at the time of Closing as though such representations and warranties were made at such time.

            12. REPRESENTATIONS AND WARRANTIES OF TROLLEY. Trolley represents and warrants to Rock Bottom, as of the date hereof and the Closing Date, as follows:

                  (a) ORGANIZATION AND GOOD STANDING. Trolley is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. Trolley has full power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.


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


                  (b) AUTHORITY; NO CONFLICT. This Agreement constitutes the legal, valid, and binding obligation of Trolley, enforceable against Trolley in accordance with its terms. Trolley has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement and no approval of any person or entity is necessary in connection with the purchase of the Shares by Trolley. This Agreement has been duly executed and delivered by Trolley.

                  (c) NON-CONTRAVENTION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Trolley is subject or any provision of the charter or bylaws of Trolley, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Trolley is a party or by which it is bound or to which its assets is subject.

                  (d) REPRESENTATIONS AND WARRANTIES TO BE TRUE AT CLOSING. All representations and warranties of Trolley shall be true and correct at the time of Closing as though such representations and warranties were made at such time.

            13. CONFIDENTIALITY. Both parties acknowledge that the existence and contents of this Agreement and all negotiations relating to the proposed transactions are confidential and as such, each party agrees to discuss the confidential information only with its accountants, lawyers, and business personnel. Further, except as otherwise required by law, the parties agree that they will not make, prior to the Closing Date, any disclosures about the existence or contents of this Agreement or the negotiations relating to the proposed transactions or cause to be publicized in any manner whatsoever by way of interviews, responses to questions or inquiries, press releases or otherwise any aspect or proposed aspect of this transaction without prior notice to and approval of the other parties.

            14. NOTICE. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if (i) personally delivered or delivered by facsimile, (ii) mailed by certified or registered United States mail, return receipt requested, or (iii) sent by recognized air express courier for next business day delivery, addressed as follows:

                  If to Rock Bottom:

                  Rock Bottom Restaurants, Inc.
                  1050 Walnut Street, Suite 402
                  Boulder, CO 80302
                  Attn: Frank Day
                  Telephone: (303) 664-4000


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


                  With a copy to:

                  Chrisman, Bynum & Johnson, P.C.
                  1900 15th Street
                  Boulder, CO 80302
                  Attn: Michael H. Bynum, Esq.
                  Telephone: (303) 546-1300

                  If to Trolley:

                  Trolley Barn Brewery, Inc.
                  100 East Tenth Street
                  Suite 600
                  Chattanooga, TN 37402
                  Attn: Mr. H. Allen Corey
                  Telephone: (423) 266-9704

                  With a copy to:

                  Baker, Donelson, Bearman & Caldwell, P.C.
                  1800 Republic Centre
                  633 Chestnut Street
                  Chattanooga, TN 37402
                  Attn: J. Porter Durham, Jr., Esq.
                  Telephone: (423) 209-4198

(or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered or delivered by facsimile two calendar days after mailed, or one day after the date delivered to the air express courier.

            15. ATTORNEYS' FEES AND COSTS. In the event of any arbitration or litigation being filed or instituted between two or more of the parties concerning this Agreement, the Prevailing Party will be entitled to receive from the other party or parties its attorneys' fees, experts' fees, costs and expenses, whether or not such controversy, claim or action is prosecuted to judgment or other form of relief. The "Prevailing Party" is that party which is awarded judgment or other legal and equitable relief as a result of trial or arbitration, or who receives or is entitled to receive a payment of money from the other party in settlement of claims asserted by such party. If both parties receive a judgment or other award or relief, the court or the arbiter shall determine which party is the prevailing party, taking into consideration the merits of the claims asserted by each party, the relative values of the judgments or other forms of relief received by each party, and the relative equities between the parties.


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            16. GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to its choice of law principles. The parties hereto hereby submit to jurisdiction and venue in the state and federal courts of the State of Tennessee in any legal action relating to this Agreement.

            17. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and any amendment to this Agreement must be in writing and fully executed by the parties hereto.


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


            IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

                                     TROLLEY BARN BREWERY, INC.


                                     By: /S/ H. ALLEN COREY
                                        ---------------------------------------
                                     Title: PRES.
                                           ------------------------------------


                                     TBB HOLDING COMPANY, INC.


                                     By: /S/ H. ALLEN COREY
                                        ---------------------------------------
                                     Title: PRES.
                                           ------------------------------------


                                     TBB ACQUISITION GROUP, INC.


                                     By: /S/ WILLIAM HOPPE
                                        ---------------------------------------
                                     Title: EXEC. VICE PRESIDENT
                                           ------------------------------------



                                     ROCK BOTTOM RESTAURANTS, INC.


                                     By: /S/ WILLIAM HOPPE
                                        ---------------------------------------
                                     Title: EXEC. VICE PRESIDENT
                                           ------------------------------------



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